EX-99.B10(ii)

Consent of Counsel

I consent to the reference to me under the caption "Legal Matters" contained in the Statement of Additional Information incorporated by reference in this Post-Effective Amendment No. 15 to the Registration Statement on Form N-4 for MetLife Investors Variable Annuity Account One, issued through MetLife Investors Insurance Company (File No. 333-34741).

/s/ Richard C. Pearson
Richard C. Pearson, General Counsel
MetLife Investors Insurance Company
Newport Beach, California
November 17, 2004